Exhibit 10.3

LIFE-EXCHANGE, INC.
BROKER USER AGREEMENT

This Broker User Agreement (the “Agreement”) is entered into between Life Exchange, Inc., a Nevada corporation (“Life-Exchange”),and __________________  (“Broker”).

Broker desires to become a Registered Broker (as defined below) in order to participate in E-Settlement Events (as defined below) via the Life-Exchange web site located at www.life-exchange.comand all associated pages (the “Site”).

In consideration of Broker’s inclusion as a Registered Broker with Life-Exchange, Broker hereby agrees with, and covenants in favor of Life-Exchange as follows:

1.
Broker’s Compliance with Site Agreements. Broker desires to participate in E-Settlement Events (defined below) and agrees that its participation in any such E-Settlement Events is contingent upon its acceptance and continued compliance with the Terms and Conditions of Use, Privacy Policy and other guidelines posted on the Site at the commencement of an E-Settlement Event (collectively, the “Site Agreements”),and the terms and conditions of this Agreement. By participating in an E-Settlement Event, Broker acknowledges that it has read and agrees to each of the Site Agreements, as they may be amended from time to time. Broker acknowledges and agrees that Life-Exchange may, in its sole and absolute discretion, alter, amend, change, modify, remove or supplement any of the Site Agreements in the manner described in the applicable Site Agreement.

2.
Authorized Users of Broker. In accordance with this Agreement, Broker will be issued a user identification number and an access number for accessing the Site (the “Broker’s Life-Exchange Access Code”). Broker may authorize only its employees to access the Services and Broker’s Life-Exchange Account on behalf of Broker (“Authorized Users”). Broker shall cause all Authorized Users to comply with the provisions of this Agreement and the Site Agreements and shall not permit any of its employees, who become Authorized Users to, disclose the Broker’s Life-Exchange Access Code to any person or entity, other than the Authorized Users, or permit any person or entity, other than the Authorized Users, to use the Broker’s Life-Exchange Access Code, the Site or the Services. A complete list of all initial Authorized Users who are authorized to act under Broker’s Life-Exchange Account is included on Schedule Aattached hereto and incorporated herein by this reference. Broker can add or remove Authorized Users by sending a written request to Life-Exchange and Life-Exchange shall respond to Broker’s request within five (5) business days of receiving such notice. Broker shall immediately provide written notification to Life-Exchange upon the termination or suspension by Broker of its employment of an Authorized User. Upon its receipt of such written notice, Life-Exchange shall promptly terminate such Authorized User’s access to the Site. Broker agrees with Life-Exchange that Broker shall be solely responsible for all activity conducted using the Broker’s Life-Exchange Access Codes and shall notify Life-Exchange immediately if any Authorized User’s access must be terminated or any of Broker’s Life-Exchange Access Codes is lost or stolen or has been, or reasonably could be expected to be, accessed or used by an unauthorized user and that Life-Exchange has no liability whatsoever to Broker or any other person or entity for any unauthorized use of a Broker Life-Exchange Access Code.

3.
E-Settlement Events. The Site provides an on-line marketplace operated by Life-Exchange that provides a venue for Registered Brokers (defined below) to (a) post electronically at the Site, on behalf of their respective customers, who own and seek to sell in-force non-variable life insurance policies (“Policyholder Seller”) in Life Settlement Transactions (as defined below), life insurance policies for sale to licensed viatical or life settlement providers registered with Life-Exchange and authorized to engage in E-Settlement Events (“Registered Providers”) and (b) receive electronically through the Site from Registered Providers indications of interest to purchase such life insurance policies in transactions to be completed off-line outside of the Site. ((a) and (b) collectively, an “E-Settlement Event”). “Registered Broker” means a licensed viatical or life settlement broker as required under applicable law, who has satisfied all of the conditions of Life-Exchange’s registration process for a viatical or life settlement broker as determined by Life-Exchange in its sole and absolute discretion, including acceptance of the Site Agreements and this Agreement, and been provided access to the Site by Life-Exchange, and who remain at all times in compliance with the Site Agreements and this Agreement and “Life Settlement Transaction” means the sale of an in-force non-variable life insurance policy, which insures the life of an individual who does not have, on the date of such sale, a catastrophic, chronic, life-threatening or terminal illness or a life expectancy of twenty-four (24) months or less (“Insured”), for an amount less than the death benefit payable under such life insurance policy (“Policy”). A full description of the services to be made available to Broker, including, without limitation, those related to E-Settlement Events is set forth on the Site and may be changed from time to time at the sole and absolute discretion of Life-Exchange (“Services”).

4.
Broker Content. Broker grants Life-Exchange and the life expectancy companies with authorized access to the Site (the “LE Companies”) the right to use the content submitted by Broker to Life-Exchange (the “Broker Content") for all purposes associated with the Site and as disclosed in the Life-Exchange Privacy Policy. Life-Exchange and the LE Companies are entitled to copy and store all information transmitted through the Site by or to Broker and to use that information in order to provide the Services and other services and functions of the Site, provided that such information will be treated as Confidential Information by Life-Exchange pursuant to Section 5 below and by each LE Company pursuant to its agreement with Life-Exchange. Life-Exchange may record and observe transactions and activity on the Site to assist Life-Exchange in providing and maintaining the Site, however, Life-Exchange does not undertake any obligation to record or observe any or all transactions or activities. Life-Exchange may use and disclose any such information in an aggregated form that will not disclose the bidding or purchase offering of Registered Providers or violate applicable laws.

5.	Confidentiality and Privacy Obligations.

(a)
Broker and Life-Exchange may receive the information of the other party that such party maintains as confidential (“Confidential Information”). Each party shall protect the Confidential Information of the other party to the same degree it protects its own, provided however, each party will use at least reasonable means to protect such Confidential Information. Each party shall use the Confidential Information of such party only as permitted herein. This obligation shall not extend to any information that (a) is known by a party prior to receiving it from the other party; (b) is in the public domain or becomes generally known to the public by some action other than breach of this Section 5; (c) is received from a third party without obligation of confidentiality; or (d) is independently developed by the receiving party. Each party’s obligations under this Section 5 shall extend for a period of two (2) years from termination, expiration or cancellation of Broker’s use of the Services, except to the extent applicable trade secret law requires the obligation to continue. Confidential Information shall include, without limitation, the prices associated with E-Settlement Events. This confidentiality obligation shall supersede all prior confidentiality or nondisclosure agreements that might affect the Confidential Information disclosed pursuant to this Agreement.

(b)
Broker acknowledges and agrees that in the course of using the Site, Broker may receive from Covered Entities and Business Associates (as such terms are defined by the Health Insurance Portability and Accountability Act of 1996 and regulations promulgated thereunder (“HIPAA”)), information regarding Policyholder Sellers and/or Insureds that constitutes “protected health information” (“PHI”) under HIPAA, provided to Broker, Registered Providers or Registered LE Companies pursuant to written authorizations executed by the Insureds. Broker agrees with, and covenants to, Life-Exchange that all such authorizations that relate to PHI Broker shares on the Site or otherwise with Life-Exchange, Registered LE Companies, Registered Providers and Registered Brokers shall contemplate and not prohibit such disclosures and the reasonably anticipated uses of such PHI by Registered Brokers, Registered Providers and Registered LE Companies in connection with the Site.

(c)
Broker further acknowledges and agrees that in the course of its use of the Site, Broker shall receive from Registered Brokers, Registered Providers and Registered LE Companies sensitive nonpublic personally identifiable information regarding Policyholder Sellers and Insureds that constitutes “Non-Public Personal Information” as such term is defined in the Gramm-Leach-Bliley Act of 1999 and state insurance laws or regulations enacted pursuant to GLBA, as each may be amended from time to time (“GLBA”), including, without limitation, Policyholder Sellers’ and/or Insureds’ data and financial information (“NPI”), and Broker shall use such NPI solely in connection with its use of the Site and consummation of Life Settlement Transactions. Broker may have executed a written agreement with such, Registered LE Companies, Registered Brokers or Registered Providers who provide NPI to Broker that requires Broker to maintain the confidentiality, privacy and security of such NPI in accordance with GLBA, or the disclosure of such information to Broker may be by written authorization or consent of the Policyholder Seller or Insured. Broker agrees with, and covenants to, Life-Exchange that (1) Broker will abide by any such third-party agreements during the entire term of this Agreement (including any extension or renewal hereof) with regards to any use, maintenance or disclosure of any NPI associated with a Policy, and (2) all such authorizations or consents that relate to NPI Broker shares in its use of the Site or otherwise with Life Exchange, Registered LE Companies, Registered Brokers and Registered Providers shall not prohibit such disclosures and the reasonably anticipated uses of such NPI by Registered LE Companies, Registered Brokers and Registered Providers.

6.
The Site is an Online Venue for Indications of Interests to Buy and Sell. The Site is only a venue and communications medium to facilitate Registered Providers and Registered Brokers to exchange information relating to proposed Life Settlement Transactions. Broker acknowledges that (a) this Agreement is not a viatical or life settlement contract; (b) Life-Exchange is not a party to, nor deemed to be a party to, any Life Settlement Transaction (including, without limitation, the underlying purchase and sale agreement for a Life Settlement Transaction) arranged or consummated between Registered Brokers and Registered Providers or otherwise; (c) Life-Exchange is not a viatical or life settlement broker or an agent, subagent or representative of any Registered Broker or any Policyholder Seller; (d) Life-Exchange is not a viatical or life settlement provider or an agent, subagent or representative of any Registered Provider; and (e) Life-Exchange is not involved in any of the underlying Life Settlement Transactions that are arranged using the Site for E-Settlement Events between Registered Brokers and Registered Providers and a Life Settlement Transaction (including, without limitation, the underlying purchase and sale agreement for any Life Settlement Transaction) will be effected and consummated, if at all, by the applicable Policyholder Seller and Registered Provider outside the Site in accordance with all applicable laws and regulations. As a result, Life-Exchange has no control over, and disclaims and makes no representations or warranties, regarding the benefits, income tax or other tax consequences, quality, safety or legality of any proposed Life Settlement Transaction listed on the Site or the subject of an E-Settlement Event, the truth or accuracy of the listings, the ability of the offeror of any Policy to sell the applicable Policies or the creditworthiness or ability of any Registered Providers to pay the amount owed for the purchase of a Policy in a Life Settlement Transaction. Life-Exchange does not make any representations or warranties regarding whether any proposed Life Settlement Transaction facilitated through the Site will be effected or completed, and Life-Exchange does not transfer or effectuate the transfer of legal ownership of any Policies listed on the Site or the beneficiary’s right to receive payment of the death benefit thereunder, if any, from a policy owner to a Registered Provider. Life-Exchange makes no representations or warranties, and assumes no responsibility or obligation to verify, the truth or accuracy of any of the information supplied to Life-Exchange by users of the Site and made available on the Site or the viability or legality of any of the transactions arranged between users of the Site.

7.
Compliance with Laws; Prevention of Fraud and Misrepresentation. Broker shall at all times (a) comply with all applicable laws and regulations applicable to its solicitation to purchase, offer to sell, arrangement of a purchase or sale, and brokerage of the purchase and sale of Policies in Life Settlement Transactions; (b) obtain and maintain in good standing all licenses and permits that Broker may be required to hold under applicable laws and regulations; and (c) provide to Life-Exchange, within three (3) days after a request from Life-Exchange, copies of any and all such licenses and permits and provide immediate written notice to Life-Exchange of any actions any federal or state regulatory authority takes, or in writing threatens to take, against Broker or any of the Authorized Users. Broker agrees that it has an affirmative duty and obligation to Life-Exchange to prevent any fraud or misrepresentation by any Registered Broker or Policyholder Seller through Broker’s use of the Site and the Services, and Broker shall not take any action or fail to take any action, directly or indirectly, that could mislead or defraud any insurance company, any Policyholder Seller or any Registered Provider in connection with any Life Settlement Transaction resulting from Broker’s use of the Site or the Services and shall use its best good faith efforts to prevent any such fraud or misrepresentation by others. If at any time Broker becomes aware of any false, inaccurate, incomplete or misleading information obtained by Broker from the Site, provided by Broker to the Site or Life-Exchange or obtained through Broker’s use of the Services pertaining to any Policy, Broker shall immediately provide written notice thereof to Life-Exchange.

8.
Reservation of Rights.Life-Exchange and its licensors retain all the intellectual property and proprietary rights in and to all aspects of the Site, including, without limitation, any related patent rights, copyrights, trade secrets, trade names, service marks, associated goodwill, moral rights, and any other similar rights or intangible assets recognized under any laws or international conventions.

9.
Term of Agreement.This Agreement shall commence on the date accepted by Life-Exchange as indicated below until terminated as provided herein. Either Broker or Life-Exchange may terminate this Agreement at any time upon thirty (30) days advance written notice of termination provided to the other party; provided that Life-Exchange may terminate this Agreement immediately upon written notice if Broker breaches any provision of this Agreement or any applicable law or regulation. Termination of this Agreement shall automatically terminate Broker's right to access and use the Site, its registration with Life-Exchange, its Life-Exchange Account (as well as the accounts of all Authorized Users), and all Services.

10.
Non-Circumvent.During the Exclusivity Period (as defined below), Broker agrees that Broker shall not, directly or indirectly, offer to sell the Policy to, solicit any offers to purchase the Policy from, or act as a life settlement broker for any life settlement transaction involving the Policy with, (a) any of the parties listed on the Site as Registered Providers, except pursuant to a transaction with a Registered Provider resulting from Broker’s submission of the Policy to the Site for an E-Settlement Event for which such Registered Provider submits as part of the E-Settlement Event the highest price for an indication of interest to purchase the Policy, (b) any of the affiliates of any of the parties listed on the Site as Registered Providers, or (c) any other person or entity. “Exclusivity Period” means the period commencing on the first date on which Broker submits the Policy to the Site for an E-Settlement Event and ending on the one (1) year period following the date on which the Policy is removed or withdrawn from the Site.

Broker shall only submit to the Site Policies with respect to which Broker has the exclusive right to offer for sale on behalf of the applicable Policyholder Seller. Broker shall include the exclusivity provision contained in Schedule Battached hereto, in each agreement it enters into with its Policyholder Seller customers, or in the alternative, in a separate letter agreement between Broker and each of its Policyholder Seller customers, regarding any Policy submitted by Broker to the Site.

11.
Broker Compensation.Broker shall be compensated with respect to any completed Life Settlement Transaction involving a Policy that Broker has submitted to the Site in an amount determined in its agreement with its Policyholder Seller customer. Broker shall disclose to the applicable Policyholder Seller in accordance with all applicable laws and regulations and fiduciary duties owed by Broker to such Policyholder Seller all compensated paid or payable to Broker with respect to any completed Life Settlement Transaction involving a Policy that Broker has submitted to the Site. Any compensation due to Broker for a completed Life Settlement Transaction involving a Policy that Broker has submitted to the Site shall be paid directly from the Provider. Broker does hereby release, discharge, and hold harmless Life-Exchange and its affiliates and its shareholders, directors, officers, employees, and agents, from the payment of any commissions, fees or other compensation due to Broker as a result of any completed Life Settlement Transaction involving a Policy that Broker has submitted to the Site.

12.
Life Expectancy Reports.Broker shall be solely responsible for all costs associated with life expectancy reports ordered by Broker or its Authorized Users from LE Companies through the Site (the “LE Reports”). Broker acknowledges and agrees that Life-Exchange shall not be responsible for (a) any of costs associated with such LE Reports; or (b) the timeliness of delivery of LE Reports by Registered Providers or LE Companies to Broker or Registered Providers.

13.
Release and Waiver.Broker shall accept all the risks of using the Site and Life-Exchange shall not be responsible for any of the acts or omissions of any users on the Site. Broker acknowledges that because the Site is merely an online venue for others to conduct the negotiation of Life Settlement Transactions, in the event Broker has a dispute with one or more users of the Site, Broker hereby releases Life-Exchange and its affiliates (and each of their shareholders, directors, officers, agents, and employees) from any and all claims, demands and damages (actual and consequential) of every kind and nature, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way connected with such disputes. Broker waives any applicable laws (to the extent permitted by law) limiting the effect of the above release to claims known or suspected to exist at the time of making the release. Moreover, if Broker is a resident of California, Broker waives California Civil Code §1542 (and any laws of similar content which may be in effect in other jurisdictions), which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

14.
Breach by Broker.Without limiting any other remedies available to Life-Exchange, Life-Exchange may limit Broker’s use of the Site, issue a warning, temporarily suspend, indefinitely suspend or terminate Broker’s status as a Registered Broker and Broker’s use of the Services and the Site and refuse to provide access to E-Settlement Events to Broker if: (a) Broker breaches any provision of this Agreement; (b) Life-Exchange is unable to verify or authenticate any information provided by Broker to Life-Exchange or Registered Providers; or (c) Life-Exchange believes that Broker’s actions may affect use of or access to the Site by others, cause any damage, liability, injury, loss or harm in any way to users of the Site or Life-Exchange. Broker shall at all times cooperate and comply with all requests made by Life-Exchange for the purpose of verifying Broker’s compliance with the terms and conditions of this Agreement and Life-Exchange may inspect and audit Broker’s books and records from time to time for such purpose. Broker understands that its failure to cooperate and comply in all respects with such requests may result in the immediate suspension or termination by Life-Exchange of Broker’s access and use of the Site and its registration with Life-Exchange.

15.
No Warranties.LIFE-EXCHANGE (A) PROVIDES THE SITE AND THE SERVICES AND ALL INFORMATION PROVIDED ON THE SITE, INCLUDING THE LE REPORTS, “AS IS” AND WITHOUT ANY WARRANTY OR CONDITION OF ANY KIND, INCLUDING, WITHOUT LIMITATION, ANY EXPRESS, IMPLIED OR STATUTORY WARRANTY; AND (B) SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. LIFE-EXCHANGE MAKES NO WARRANTIES ABOUT (I) THE ACCURACY, RELIABILITY, ACCESSIBILITY, COMPLETENESS, OR TIMELINESS OF ANY INFORMATION SUPPLIED BY ANY REGISTERED PROVIDER OR REGISTERED BROKER, USER OR OTHER THIRD PARTY; (II) WHETHER BROKER SHOULD ENTER INTO TRANSACTIONS WITH ANY REGISTERED PROVIDER AND THE ENFORCEABILITY OF ANY TRANSACTIONS OR OBLIGATIONS; (III) THE ACCURACY OF POSTINGS MADE ON THE SITE BY ANY REGISTERED PROVIDER, REGISTERED BROKER, LE COMPANY, USER OR ANY THIRD PARTY; OR (IV) THE RESULTS THAT MAY BE OBTAINED BY USING THE SITE OR SERVICES. Some states do not allow the disclaimer of implied warranties, so the foregoing disclaimer may not apply to Broker. Broker may also have other legal rights that vary from state to state.

16.
No Guaranty of Uninterrupted Service.LIFE-EXCHANGE IN NO WAY GUARANTEES TIMELY, CONTINUOUS, UNINTERRUPTED OR SECURE ACCESS TO OR AVAILABILITY OF THE SITE OR SERVICES, AND OPERATION OF THE SITE MAY BE INTERRUPTED (A) BY LIFE-EXCHANGE OR THOSE UNDER ITS CONTROL IN LIFE-EXCHANGE’S SOLE DISCRETION FOR MAINTENANCE, UPGRADES, OR SITUATIONS THAT LIFE-EXCHANGE DEEMS PRESENT A RISK TO THE SITE OR ANY USERS OF THE SITE; OR (B) FACTORS OUTSIDE OF LIFE-EXCHANGE’S CONTROL.

17.
Limitation on Life-Exchange’s Liability. IN NO EVENT SHALL LIFE-EXCHANGE, ITS AFFILIATES, OR ANY OF THEIR SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS BE LIABLE FOR LOST PROFITS OR ANY SPECIAL, PUNITIVE, MULTIPLE, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE SITE, THE SERVICES OR THIS AGREEMENT, WHETHER SUCH LIABILITY IS BASED ON WARRANTY, CONTRACT, TORT, NEGLIGENCE OR ANY OTHER LEGAL THEORY, AND WHETHER SUCH PARTY IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL THE TOTAL LIABILITY OF LIFE-EXCHANGE, ITS AFFILIATES, OR ANY OF THEIR SHAREHOLDERS, DIRECTORS, OFFICERS AND EMPLOYEES TO BROKER AND ANY THIRD PARTIES IN ANY CIRCUMSTANCE EXCEED ONE THOUSAND DOLLARS ($1,000.00). Some states do not allow the exclusion or limitation of incidental or consequential damages, so the above limitation or exclusion may not apply to Broker.

18.
Indemnity by Broker of Life-Exchange.Broker covenants and agrees with Life-Exchange that it shall reimburse and indemnify and hold Life-Exchange and its affiliates, and any of their respective shareholders, directors, officers, employees, agents (the “Life-Exchange Indemnified Parties”) harmless from, against and in respect of any and all actions, suits, claims, interest, penalties, proceedings, investigations, audits, demands, losses (direct or indirect), liabilities, damages, assessments, fines, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by any of the Life-Exchange Indemnified Parties that result from (a) any inaccuracy in or breach of any representations or warranties made by Broker or the Authorized Users in this Agreement, the schedules attached hereto, the Site Agreements or any other information furnished to the Life-Exchange Indemnified Parties by or on behalf of Broker or the Authorized Users; (b) any nonfulfillment of any covenant or agreement of Broker under this Agreement or the agreements and instruments contemplated herein; (c) any violation by Broker or the Authorized Users of any law or regulation or the rights of a third party; (d) any unauthorized use of Broker’s Life-Exchange Access Code; (e) any claims or litigation matters which relate or are due to the conduct of Broker or the Authorized Users; (f) any claims made by a third party, including without limitation, Registered Providers or Policyholder Sellers, alleging facts which, if true, would entitle the Life-Exchange Indemnified Parties to indemnification pursuant to (a) through (f) above; and (g) any fees or expenses (including, without limitation, reasonable attorneys’ fees) incurred by the Life-Exchange Indemnified Parties in enforcing their rights hereunder.

19.
Payment of Fees. Broker shall timely pay all applicable fees and charges for the Services, including any fees and charges for late payment. All fees and charges are posted on the Site (see “Registered Broker Fees and Charges” on the Site) accessible only to Registered Brokers. The fees for the Services payable by Brokers to Life-Exchange are set forth in Schedule Cattached hereto and incorporated herein by this reference. Life-Exchange may unilaterally, in its sole and absolute discretion, amend any of the fees and charges payable by Brokers and any modifications to such fees and charges shall be automatically effective seventy-two (72) hours after such changes are posted on the Site. Brokers will be notified of changes to the fees and charges only by electronic transmission of such changes to the Broker's Life-Exchange Account; provided, however, failure by Life-Exchange to provide such notice shall not delay the effectiveness of the revised fees and charges and by participating in an E-Settlement Event, Broker acknowledges that it has read and agrees to the then-current Registered Brokers Fees and claims.

20.	No Agency. No agency, partnership, joint venture, employee-employer or franchiser-franchisee relationship is intended or created by this Agreement.

21.
Notices.Except as explicitly stated otherwise, any notices required or permitted to be given hereunder shall be given to Life-Exchange by contacting Life-Exchange as directed on the Site (see “Contact Us” on Site) and to Broker at the email address provided by Broker to Life-Exchange during Broker’s registration process. Notice shall be deemed given twenty-four (24) hours after an email is sent. Alternatively, either party may give the other party notice by certified mail, postage prepaid and return receipt requested, to Life-Exchange’s office address set forth below (for notice to Life-Exchange) or to Broker’s office address provided by Broker to Life-Exchange during Broker’s registration process (for notice to Broker). In such case, notice shall be deemed given three (3) days after the date of its mailing.

22.
Resolution of Disputes.Each party hereto irrevocably waives trial by jury in any action brought hereunder. Any action, claim or controversy at law or equity that arises out of this Agreement or the Services, other than any action, claim or controversy arising under Section 5 or Section 10 of this Agreement, shall be resolved exclusively through binding arbitration administered by JAMS in Dade County, Florida using a single arbitrator in accordance with JAMS’ applicable rules. Any judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The prevailing party in the arbitration proceeding, as determined by the arbitrator, shall be entitled to recover its reasonable attorneys’ fees and costs incurred in connection with such arbitration proceeding.

23.
Governing Law and Jurisdiction.This Agreement shall be governed by, and enforced and construed in accordance with, in all respects by the laws of the State of Florida as such laws are applied to agreements entered into and to be performed entirely within Florida between Florida residents without giving effect to its conflicts or choice of laws principles, doctrines or rules. The exclusive venue for all actions, relating in any manner to this Agreement or use of the Site and Services, shall be in a federal or state court of competent jurisdiction in Dade County, Florida. Each party hereby consents and submits to the in personam jurisdiction of such courts, and to the extent permitted by law, hereby consents that all services of process may be made by any nationally recognized overnight courier, or by certified or registered mail, postage prepaid and return receipt requested. Each party waives any objection based on forum non conveniens and waives any objection to venue of any action instituted hereunder to the extent that an action is brought in the courts identified above. A final judgment in any such action shall be conclusive and may be enforced in any other jurisdiction in any manner provided by law.

24.
Severability.If any provision, clause or part of this Agreement or the application thereof is held invalid, void or unenforceable, the remainder of this Agreement, or the application of such provision, clause or part, shall not be affected thereby and will continue in full force and effect.

25.
Assignment.This Agreement may be assigned by Life-Exchange at any time without the approval of Broker. Life-Exchange will provide notice to Broker of any such assignment of this Agreement in accordance with the section of this Agreement entitled

26.
“Notices.” Broker may not assign this Agreement or any of its rights created hereunder, or delegate any of its duties or obligations created hereunder to any other person or entity, in whole or in part without the prior written consent of Life-Exchange. Subject to the foregoing restriction, any permitted assignment of this Agreement will be binding on, inure to the benefit of and be enforceable against the parties and their respective successors and assigns.

27.	Headings.Headings used herein are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section.

28.
No Waiver. Life-Exchange’s failure to act with respect to a breach by Broker shall not be deemed to be or constitute a waiver of Life-Exchange’s right to act with respect to subsequent or similar breaches.

29.
Entire Agreement; Modifications.This Agreement (which includes the Site Agreements) sets forth the entire understanding and agreement between Broker and Life-Exchange with respect to the subject matter hereof. Life-Exchange may modify this Agreement by giving prior notice of such changes to Broker and those changes shall be effective as to Broker’s participation in subsequent E-Settlement Events.

30.
Force Majeure.Life-Exchange shall not be liable for delay or failure in any of its performance hereunder due to causes beyond its reasonable control, including, but not limited to, an act of God, terrorism, war, natural disaster, governmental regulations, communication or utility failures or casualties or the failures or acts of third parties.

31.
Broker Representations and Warranties.Broker hereby represents and warrants to Life-Exchange that (a) it is appropriately licensed in no less than three (3) States as a viatical or life settlement broker as required under all applicable laws and regulations; (b) it has all requisite rights and authority to enter into this Agreement and to grant all applicable rights; (c) the performance of this Agreement shall not violate, conflict with, or result in a material default under any other agreement, including confidentiality agreements between Broker and third parties; (d) any application and other information submitted to Life-Exchange by Broker is true, accurate and correct; (e) Broker is not subject to the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., (f) any Broker Content provided to Life-Exchange for the Site: (i) shall not infringe or misappropriate any third party's copyright, patent, trademark, trade secret or other intellectual property right or proprietary rights of any third party; and (ii) shall not violate any law, statute, ordinance or regulation (including, without limitation, those governing export control, unfair competition, anti-discrimination or false advertising); and (g) it has valid errors & omissions insurance coverage insuring liability arising from Life Settlement Transactions.

32.
Survival of Certain Sections. The Sections entitled “Confidentiality and Privacy Obligations,” “Reservation of Rights,” “Non-Circumvent,” “Release and Waiver,”“Limitation on Life-Exchange’s Liability,” “Indemnity by Broker of Life-Exchange,” “Resolution of Disputes,” and “Governing Law and Jurisdiction” shall survive any termination or expiration of this Agreement.

(Signature page follows. Remainder of page left intentionally blank.)

BROKER:

As an officer or other authorized representative of Broker, I am authorized to execute this Agreement on Broker’s behalf.

Name of Broker: Signature: Name: Title: Date: Address:
________________________________

________________________________

________________________________

________________________________

________________________, 200_____

________________________________

________________________________

________________________________

ACCEPTED BY LIFE-EXCHANGE:

Life-Exchange, Inc.

Signature: Name: Title: Date: Address:	________________________________ ________________________________ ________________________________ ________________________, 200_____ 2001 Biscayne Blvd. Suite 2102 Miami, FL 33137

SCHEDULE A

List of Authorized Broker Users

1.______________________________________________

2.______________________________________________

3.______________________________________________

4.______________________________________________

5.______________________________________________

6.______________________________________________

7.______________________________________________

8.______________________________________________

9.______________________________________________

10._____________________________________________

11._____________________________________________

12._____________________________________________

13._____________________________________________

14.______________________________________________

15.______________________________________________

SCHEDULE B

Agreement for Policyholder Seller’s Exclusivity to Broker

Exclusivity Rights of Broker.Customer hereby instructs, and the Broker is hereby complying with Customer’s instructions, agrees and consents to, Broker’s submission of the Policy to the web site located at www.life-exchange.com (the “Site”), an on-line marketplace operated by Life-Exchange, Inc., that provides a venue for life settlement brokers to (1) market, on behalf of their respective customers who own and seek to sell in-force non-variable life insurance policies in life settlement transactions, such life insurance policies for sale to registered life settlement providers of the Site(“Registered Providers”) and (2) receive from Registered Providers indications of interest to purchase such life insurance policies. During the Exclusivity Period (as defined below), Customer agrees that Customer shall not, directly or indirectly, sell to, offer to sell the Policy to, solicit any offers to purchase the Policy from, or enter into a life settlement transaction involving the Policy with, (a) any of the parties listed on the Site as Registered Providers, except pursuant to a transaction with a Registered Provider resulting from a submission of the Policy to the Site for which such Registered Provider submits to the Site the highest price for an indication of interest to purchase the Policy, (b) any of the affiliates of any of the parties listed on the Site as Registered Providers or (c) any other person or entity. “Exclusivity Period”means period commencing on the first date on which Broker submits the Policy to the Site and ending on the one (1) year period following the date on which the Policy is removed or withdrawn from the Site. Customer acknowledges and agrees that Broker’s submission of the Policy to the Site and the terms hereof are in the best interests of the Customer.

SCHEDULE C

Life-Exchange’s Fees

Maintenance Fees:

Broker shall pay to Life-Exchange an annual maintenance fee of $5,000.00 due upon execution of this Broker User Agreement and renewable every twelve (12) months thereafter. This maintenance fee is for up to 10 system Users. Additional Users can be added at a cost of $500.00 per User.

Listing Fees:

A listing fee of $150 will be charged to the Broker for each registered policy submitted to auction on Life-Exchange. Listing fees shall be due and payable by the Broker to Life-Exchange no later than thirty (30) days after the date of a Policy being submitted to auction by the Broker.